UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report  (Date of the earliest event reported):  July 31, 1997



                        21ST CENTURY WIRELESS GROUP, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)


Nevada                                   0-27770                 41-1824951
(State or other jurisdiction           (Commission             (IRS employer
      of incorporation)                File Number)          identification No.)


406 Gateway Boulevard, Burnsville, Minnesota  55337
  (Address of principal executive offices)


Issuer's telephone number  (612) 890-8800



                                TABLE OF CONTENTS

                                                                            PAGE

Item 1.  Changes in Control of Registrant....................................  1

Item 2.  Acquisition or Disposition of Assets................................  1

Item 3.  Bankruptcy or Receivership..........................................  1

Item 4.  Changes in Registrant's Certifying Accountant.......................  1

Item 5.  Other Events........................................................  2

Item 6.  Resignations of Registrant's Directors..............................  2

Item 7.  Financial Statements and Exhibits...................................  2

Item 8.  Change in Fiscal Year...............................................  2


SIGNATURE    ................................................................  3


Item 1.  Change in Control of Registrant........................  Not Applicable

Item 2.  Acquisition or Disposition of Assets...................  Not Applicable

Item 3.  Bankruptcy or Receivership.............................  Not Applicable

Item 4.  Changes in Registrant's Certifying Accountant..........  Not Applicable

Item 5.  Other Events........................................................

Transactions with Private Investors

On July 9, 1997 the Company completed a transaction with a group of private investors. The investors purchased 600,000 shares of the common stock of the Company at a purchase price of $1.00 per share. The investors also received, without additional charge, warrants to purchase another 800,000 shares of common stock of the Company at a purchase price of $1.00 per share. The warrants are exercisable for a period of five years. As part of the consideration for the stock and warrants, one of the private investors has agreed to guaranty a bank loan to the Company in the amount of $400,000 and to provide other assistance to the Company in connection with the Company's financial activities. Charles J. Burns provided consulting services to the Company in 1996 and 1997 in connection with completing the transaction with the investors. Mr. Burns fee for his services was $45,000. The Company has paid Mr. Burns $25,000 in cash and issued 20,000 shares of common stock and warrants to purchase 45,000 additional shares of common stock in full payment of Mr. Burns' consulting fee. The shares and warrants are included in the total package of 600,000 shares and 800,000 warrants described above. Transactions with Mr. Hansel

On July 9, 1997, the Company completed the purchase of certain assets from Alan
M. Hansel and Southern Minnesota Communications, Inc. The Company originally entered into a contract for this purchase on February 9, 1996 but deferred the final closing of the purchase until the closing of the equity financing transaction described above under "Transactions with private investors, and other investors." $300,000 of the proceeds of the equity financing transaction were used to pay all current installments of the purchase agreement with Mr. Hansel. The Company still owes Mr. Hansel $399,400 under the purchase agreement to be paid in three installments on December 31, 1997, July 9, 1998 and July 9, 1999. Title to all assets being purchased from Mr. Hansel and his Company has now been transferred to the Company. Mr. Hansel has retained a security interest in certain equipment and mortgages on certain real estate transferred to the Company to secure the Company's obligation to make the three future payments under the purchase agreement. The Company has also entered into a 3-year employment contract with Mr. Hansel providing for compensation at the rate of $78,000 per year but subject to termination by either Mr. Hansel or the Company under certain circumstances.

Changes in the Board of Directors

Effective July 9, 1997 the following individuals have resigned from the Company's Board of Directors: Kenneth Thomson, Thomas Venable, Mark Seely, and Galen McCord. Contemporaneously with the resignation, each of these individuals has received, without charge, a grant of options to purchase 15,000 shares of the Company's stock at $1.00 per share. The following individuals have been appointed to the vacated seats on the Board of Directors:
Gary Kohler, Charles J. Burns and Ivan Arenson.

Notice of Late Filing of  Initial Statement of Beneficial Interest of Securities

Alan Hansel, a significant shareholder and member of the Company's Board of Directors has recently filed an Initial Statement of Beneficial Interest of Securities. This document was filed after the prescribed due date.

Item 6.  Resignation of Registrant's Directors................... Not Applicable

Item 7.  Financial Statements and Exhibits....................... Not Applicable

Item 8.  Change in Fiscal Year................................... Not Applicable

Exhibits:  The following exhibits are filed herewith:

------------------------------------- ------------------------------------------
           EXHIBIT NUMBER                       DESCRIPTION OF EXHIBIT
------------------------------------- ------------------------------------------
                4.1                   Subscription Agreement with New Investors
------------------------------------- ------------------------------------------
                4.2                   Form of Warrant Agreement
------------------------------------- ------------------------------------------

                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    21ST CENTURY WIRELESS GROUP, INC.



                                    By:_________________________________________
                                        /g/ Stephen J. Mocol
                                        Vice President & Chief Financial Officer